Exhibit 10.1

AMENDMENT NUMBER TWO TO ASSET PURCHASE AGREEMENT

AMENDMENT NUMBER TWO dated as of December 10, 2013 (this “Amendment”) to ASSET PURCHASE AGREEMENT dated as of September 27, 2012 (the “Agreement”) by and between ACCELERIZE NEW MEDIA, INC., a Delaware corporation (“Seller”) and EMERGING GROWTH LLC, a Delaware limited liability company (“Buyer”).

RECITALS

WHEREAS, Seller and Buyer have executed and delivered the Agreement;

WHEREAS, Seller and Buyer have executed and delivered Amendment Number One to the Agreement on June 10, 2013;

WHEREAS, in consideration of the Payment (as defined below), Seller desires to cancel the Amended and Restated Services Note;

WHEREAS, Seller and Buyer desire to amend the Agreement as and to the extent herein set forth; and

WHEREAS, capitalized terms used and not otherwise defined herein shall have the same meanings as they do in the Agreement as amended.

NOW THEREFORE, in consideration of the covenants and conditions set forth herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.     Payment of Amended and Restated Services Note. Buyer and Seller agree that as of the date hereof, the outstanding principal plus accrued interest of the Amended and Restated Services Note is Three Hundred Eleven Thousand Four Hundred Fifty-Two Dollars and Eighty-One Cents ($311,452.81). On the date hereof, Buyer shall pay to Seller the amount of Fifty Seven Thousand One Hundred Seventy-Five Dollars and Seventy-Three Cents ($57,175.73) (the “Payment”) by wire transfer of immediately available funds to the Seller’s Account and upon receipt of the Payment by Seller the outstanding principal plus accrued interest of the Amended and Restated Services Note shall be deemed satisfied and the Amended and Restated Services Note shall be cancelled.

2.     Release of Security for Purchase Price. Buyer and Seller agree that upon receipt of the Payment, the obligations of Buyer under the Amended and Restated Services Note shall be deemed satisfied and the Security Agreement shall be terminated. Buyer is authorized by Seller to file a Uniform Commercial Code termination statement with respect to the collateral secured by the Security Agreement.

3.     Miscellaneous. As of the date hereof, Buyer makes the representations contained in Section 5.1 of the Agreement and, with respect to this Amendment, Sections 5.2 through 5.6 of the Agreement. As of the date hereof, Seller makes the representations contained in Section 4.1 of the Agreement and, with respect to this Amendment, Sections 4.2, 4.3, 4.4, 4.8 and 4.9 of the Agreement. Except as amended hereby, the Agreement remains in full force and effect. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile or .pdf signature shall be deemed an original for all purposes under this Amendment. This Amendment shall be construed in accordance with and governed by the laws of the State of New York, with regard to the principles of conflicts or choice of law.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first above written.

SELLER: ACCELERIZE NEW MEDIA, INC.	BUYER: EMERGING GROWTH LLC
By: /s/ Brian Ross Name: Brian Ross Title: Chief Executive Officer	By: /s/ Darren Dayton Name: Darren Dayton Title: Managing Member